Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement Nos. 333-139857 and 333-141604 on Form S-8 of Idearc Inc. of our reports dated February 25, 2008, with respect to the consolidated financial statements of Idearc Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Idearc Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Dallas, Texas
February 25, 2008